Exhibit 99.1

Purple Innovation Reports Third Quarter 2025 Results

Purple Achieves Improved Net Loss and Positive Adjusted EBITDA, Advancing Its Profitability Turnaround

Rejuvenate 2.0 Drives Continued Product and Brand Momentum

Mattress Firm Rollout Remains on Track, Supporting Growth in Premium Segment

Lehi, Utah, November 4, 2025 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company whose mattresses promise to give you “less pain, better sleep,” today announced results for the third quarter ended September 30, 2025.

“Our third quarter results reflect the continued progress we’re making in strengthening Purple’s foundation and positioning the company for sustainable, profitable growth,” said Rob DeMartini, CEO of Purple Innovation. “We delivered results in line with expectations, achieving an improved net loss and positive adjusted EBITDA and a sequential improvement in gross margin despite tariff headwinds. These results highlight the discipline and focus that are driving improved performance across our business.”

DeMartini continued, “One year after launching our restructuring program, Purple is a leaner, more agile company that is now firmly focused on scaling for growth. The success of Rejuvenate 2.0, the ongoing expansion of our Mattress Firm partnership, and strong showroom performance all underscore the power of our innovation and our brand momentum, marking an important inflection point in sales trends after consecutive quarters of year-over-year declines. We are entering the final months of the year with confidence, executing against our Path to Premium Sleep strategy and remaining on track to deliver positive adjusted EBITDA for the full year.”

Third Quarter 2025 Financial Results

Third quarter 2025 net revenue was $118.8 million, up slightly compared to $118.6 million in the third quarter of 2024, fueled by the timing of Rejuvenate 2.0 shipments and the continued expansion of our Mattress Firm partnership. Strength across showroom and wholesale channels was partially offset by softer performance in e-commerce.

Gross profit for the third quarter increased to $50.9 million or 42.8% of net revenue, compared to $35.2 million or 29.7% in the prior year period. Adjusted gross margin, which excludes restructuring and related charges, expanded by 230 basis points to 42.8% in the quarter, compared to 40.5% in the year-prior period. With the restructuring now complete, we also benefited as product continues to scale at our Georgia facility, and we delivered greater manufacturing efficiencies and direct material cost savings.

Third quarter operating expenses were $63.0 million, down 23.2% from $82.0 million in the prior year quarter. The improvement was primarily driven by the comparison to significant restructuring, impairment, and related charges recorded last year, which declined by $13.6 million. Adjusted operating expenses, which excludes certain restructuring and impairment charges, were $57.7 million, down $5.4 million from the prior year period.

Net loss attributable to Purple Innovation, Inc. for the third quarter was $11.7 million, a decline from $39.2 million in the prior year.

Adjusted EBITDA for the third quarter was $0.2 million, an improvement from $(6.4) million last year, driven primarily by our strong gross margin performance and disciplined cost management.

Balance Sheet

As of September 30, 2025, the Company had cash and cash equivalents of $32.4 million compared to $29.0 million as of December 31, 2024.

Net inventories as of September 30, 2025, totaled $65.8 million, up 9.8% compared to September 30, 2024, and an increase of 15.7% compared to December 31, 2024.

2025 Outlook

The Company is maintaining its 2025 guidance, projecting full-year revenue of $465 to $485 million and adjusted EBITDA of breakeven to $10 million, supported by the strong performance of the Rejuvenate 2.0 mattress launch and the successful rollout of the Mattress Firm partnership.

Conference Call and Webcast Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, November 4, 2025, at 4:30 p.m. Eastern Time. To access the call dial 800-715-9871 (domestic) or 646-307-1963 (international). The call is also being webcast and can be accessed on the investor relations section of the Company’s website, investors.purple.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

About Purple

Purple is a premium mattress company and the leader in sleep technology. Their patented GelFlex Grid® is the only material that instantly relieves pressure for less pain and better sleep.

With over 30 years of innovation, Purple’s product engineers are paving the way for everyone to experience a proven, deeper sleep by reducing their aches and pains. The GelFlex Grid® does it all—it instantly adapts as you move, balances temperature, relieves pressure, and offers support in all the right places. Purple products, including mattresses, pillows, cushions, frames, sheets, and more, can be found online at Purple.com, in 55 Purple stores, and over 3,800 retailers nationwide.

Purple

Less pain. Better sleep.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These statements include, but are not limited to, statements regarding our innovation pipeline, the timing of new product collection launches, our ability to improve profitability and optimize our business, the expansion of and benefits to us from our commercial relationship with Mattress Firm, the impact of other commercial relationships, including those with Walmart, Costco, and other traditional and non-traditional partners, revenue-to-date for the third quarter, our ability to drive profitable growth and create shareholder value, and our outlook for revenue and adjusted EBITDA for the full year 2025. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

EBITDA, adjusted operating expenses, adjusted EBITDA, adjusted gross margin, adjusted net income, and adjusted net income per diluted share are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

With respect to the Company’s Adjusted EBITDA outlook for the full year 2025, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Investor Contact:

Stacy Turnof, Edelman Smithfield

stacy.turnof@edelmansmithfield.com

917-362-2581

PURPLE INNOVATION, INC.

Condensed Consolidated Balance Sheets

(unaudited – in thousands, except for par value)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$32,358	$29,011
Accounts receivable, net	25,210	33,057
Inventories	65,770	56,863
Prepaid expenses	7,401	6,023
Other current assets	5,667	1,414
Total current assets	136,406	126,368
Property and equipment, net	79,495	93,874
Operating lease right-of-use assets	70,668	75,516
Intangible assets, net	6,895	8,890
Other long-term assets	8,657	3,197
Total assets	$302,121	$307,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,661	$40,639
Accrued compensation	7,765	9,415
Customer prepayments	5,209	6,411
Accrued rebates and allowances	13,820	10,013
Accrued warranty liabilities – current portion	7,635	6,114
Operating lease obligations – current portion	16,379	15,661
Other current liabilities	10,628	12,750
Total current liabilities	97,097	101,003
Related party debt	102,889	55,394
Accrued warranty liabilities, net of current portion	24,163	26,091
Operating lease obligations, net of current portion	80,837	87,072
Warrant liabilities	22,032	16,067
Other long-term liabilities	2,010	2,009
Total liabilities	329,028	287,636
Commitments and contingencies (Note 13)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 210,000 shares authorized; 108,246 issued and outstanding at September 30, 2025, and 107,545 issued and outstanding at December 31, 2024	11	11
Class B common stock; $0.0001 par value, 90,000 shares authorized; 163 issued and outstanding at September 30, 2025, and at December 31, 2024	—	—
Additional paid-in capital	595,118	594,053
Accumulated deficit	(622,068)	(573,866)
Total stockholders’ equity (deficit) attributable to Purple Innovation, Inc.	(26,939)	20,198
Noncontrolling interest	32	11
Total stockholders’ equity (deficit)	(26,907)	20,209
Total liabilities and stockholders’ equity (deficit)	$302,121	$307,845

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net	$118,766	$118,598	$328,037	$358,902
Cost of revenues:
Cost of revenues	67,915	70,546	197,462	220,190
Cost of revenues - restructuring related charges	—	12,859	995	12,859
Total cost of revenues	67,915	83,405	198,457	233,049
Gross profit	50,851	35,193	129,580	125,853
Operating expenses:
Marketing and sales	40,120	42,939	107,362	125,778
General and administrative	15,200	17,266	44,678	55,111
Research and development	2,367	2,920	6,997	10,572
Restructuring, impairment and other related charges	5,290	18,881	11,387	18,881
Total operating expenses	62,977	82,006	170,424	210,342
Operating loss	(12,126)	(46,813)	(40,844)	(84,489)
Other income (expense):
Interest expense	(8,203)	(4,394)	(20,424)	(13,029)
Other income, net	1,742	7,165	1,812	11,612
Loss on extinguishment of debt	—	—	—	(3,394)
Change in fair value – warrant liabilities	6,892	4,795	11,319	(111)
Total other income (expense), net	431	7,566	(7,293)	(4,922)
Net loss before income taxes	(11,695)	(39,247)	(48,137)	(89,411)
Income tax expense	(53)	(63)	(148)	(176)
Net loss	(11,748)	(39,310)	(48,285)	(89,587)
Net loss attributable to noncontrolling interest	(28)	(82)	(83)	(169)
Net loss attributable to Purple Innovation, Inc.	$(11,720)	$(39,228)	$(48,202)	$(89,418)

Net loss per share:
Basic	$(0.11)	$(0.36)	$(0.45)	$(0.84)
Diluted	$(0.11)	$(0.36)	$(0.45)	$(0.84)

Weighted average common shares outstanding:
Basic	108,245	107,508	108,026	107,008
Diluted	108,409	107,508	108,191	107,008

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited – in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(48,285)	$(89,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,659	27,448
Non-cash interest	9,537	5,303
Paid-in-kind interest	11,266	7,028
Non-cash restructuring, impairment and other related charges	3,775	20,115
Loss on extinguishment of debt	—	3,394
Loss on disposal of property and equipment	318	770
Change in fair value – warrant liabilities	(11,319)	111
Stock-based compensation	1,265	2,108
Changes in operating assets and liabilities:
Accounts receivable	7,847	8,140
Inventories	(8,907)	2,971
Prepaid expenses and other assets	755	378
Operating leases, net	(2,080)	(2,105)
Accounts payable	(4,464)	(16,558)
Accrued compensation	(1,650)	10,045
Customer prepayments	(1,202)	(1,940)
Accrued rebates and allowances	307	(3,203)
Accrued warranty liabilities	(407)	(621)
Other accrued liabilities	(4,445)	1,592
Net cash used in operating activities	(28,030)	(24,611)

Cash flows from investing activities:
Sale of property and equipment	464	—
Purchase of property and equipment	(6,076)	(6,160)
Investment in intangible assets	(454)	(221)
Net cash used in investing activities	(6,066)	(6,381)

Cash flows from financing activities:
Proceeds from related party loan	39,000	61,000
Payments on term loan	—	(25,000)
Payments on revolving line of credit	—	(5,000)
Payments for debt issuance costs	(1,557)	(3,466)
Net cash provided by financing activities	37,443	27,534

Net increase (decrease) in cash and cash equivalents	3,347	(3,458)
Cash and cash equivalents, beginning of the year	29,011	26,857
Cash and cash equivalents, end of the period	$32,358	$23,399

PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA, adjusted operating expenses, adjusted net loss and adjusted net loss per diluted share. Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net income (loss) to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net income (loss) before interest expense, income tax expense, other income, net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to changes in the fair value of the warrant liability, debt extinguishment, stock-based compensation expense, restructuring related expenses, loss on project write-off, nonrecurring and debt issuance legal fees, Board special committee costs, executive interim and search costs, severance cost, showroom opening and closing costs and non-operating facility expense. We believe EBITDA and Adjusted EBITDA provide additional useful information with respect to the impact of various adjustments and provide meaningful measures of our operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

GAAP net loss	$(11,748)	(39,310)	(48,285)	(89,587)
Interest expense	8,203	4,394	20,424	13,029
Income tax expense	53	63	148	176
Other income, net	(1,742)	(7,165)	(1,812)	(11,612)
Depreciation and amortization	9,777	14,627	19,658	27,448
EBITDA	4,543	(27,391)	(9,867)	(60,546)
Adjustments:
Change in fair value - warrant liability	(6,893)	(4,795)	(11,320)	111
Loss on extinguishment of debt	—	—	795	3,394
Stock-based compensation expense	420	791	1,265	2,108
Restructuring related charges	65	23,669	6,850	23,669
Loss on project write-off	—	—	—	1,355
Non-recurring and debt issuance legal fees	310	16	655	940
Strategic alternative costs	698	—	1,958	—
Executive interim and search costs	—	409	—	3,383
Severance costs	82	202	1,652	1,086
Showroom opening and closing costs	—	724	147	782
Non-operating facility expense	964	—	964	—
Adjusted EBITDA	$189	$(6,375)	$(6,901)	$(23,718)

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

A reconciliation of GAAP gross profit to the non-GAAP measures of adjusted gross profit is provided below. Adjusted gross profit represents net revenue less adjusted cost of revenues. Adjusted cost of revenues represents cost of revenues excluding restructuring charges recorded in cost of revenues. We believe adjusted gross margin provides additional useful information with respect to the impact of the restructuring and provides meaningful measures of our operating performance.

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net	$118,766	$118,598	$328,037	$358,902

Total cost of revenues	67,915	83,405	198,457	233,049
Restructuring charges in cost of revenues	—	(12,859)	(995)	(12,859)
Adjusted cost of revenues	67,915	70,546	197,462	220,190

Adjusted gross profit	$50,851	$48,052	$130,575	$138,712
Adjusted gross profit %	42.8%	40.5%	39.8%	38.6%

Reconciliation of GAAP Operating Expenses to non-GAAP Adjusted Operating Expenses

Our presentation of adjusted operating expenses assumes adjustments for certain nonrecurring items that we do not believe directly reflects our current core operations. Adjusted operating expenses is a supplemental measure of operating performance that does not represent, and should not be considered, alternatives to net loss and earnings per share, as calculated in accordance with GAAP. We believe adjusted operating expenses supplements GAAP measures and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating expenses, the most directly comparable GAAP measure, to adjusted operating expenses is set forth below:

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total operating expenses	$62,977	$82,006	$170,424	$210,342
Restructuring, impairment and other related charges	(5,290)	(18,881)	(11,387)	(18,881)
Adjusted operating expenses	$57,687	$63,125	$159,037	$191,461

Reconciliation of GAAP Net Loss to non-GAAP Adjusted Net Loss and Adjusted Net Loss per Diluted Share

Our presentation of adjusted net loss assumes that all net loss is attributable to Purple Innovation, Inc. (i.e. there is no allocation of net loss to noncontrolling interests), which assumes the full exchange at the beginning of the period of all outstanding Paired Securities for shares of Class A common stock of Purple Innovation, Inc., adjusted for certain nonrecurring items that we do not believe directly reflect our core operations. Adjusted net loss per share, diluted, is calculated by dividing adjusted net loss by the total shares of Class A common stock outstanding plus any dilutive warrants, options and restricted stock as calculated in accordance with GAAP and assuming the full exchange of all outstanding Paired Securities as of the beginning of each period presented. Adjusted net loss and adjusted net loss per diluted share, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net loss and earnings per share, as calculated in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of net loss, the most directly comparable GAAP measure, to adjusted net loss and the computation of adjusted net loss per diluted share, are set forth below:

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(11,748)	$(39,310)	$(48,285)	$(89,587)
Income tax (benefit) expense, as reported	53	63	148	176
Revenue reduction due to SGI Contract	941	—	1,568	—
Change in fair value – warrant liabilities	(6,892)	(4,795)	(11,319)	111
Loss on extinguishment of debt	—	—	—	3,394
Restructuring related charges	5,290	32,682	12,382	32,682
Gain on insurance proceeds	—	(7,301)	—	(11,601)
Board special committee fees	698	—	1,958	—
Adjusted net loss before income taxes	(11,658)	(18,661)	(43,548)	(64,825)
Adjusted income tax benefit(1)	3,026	4,833	11,279	16,790
Adjusted net loss	$(8,632)	$(13,828)	$(32,269)	$(48,035)

Adjusted net loss per share, diluted	$(0.08)	$(0.13)	$(0.30)	$(0.45)

Adjusted weighted-average shares outstanding, diluted(2)	108,409	107,703	108,191	107,203

(1)	Represents the estimated effective tax rate of 25.9% for the three and nine months ended September 30, 2025 and 2024, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates.

(2)	Assumes options and restricted stock units calculated in accordance with GAAP and the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period.

A reconciliation of net income (loss) per share, diluted, to adjusted net loss per diluted share is set forth below for the three and nine months ended September 30, 2025 and 2024:

	For the Three Months Ended
	September 30, 2025			September 30, 2024
	Net Loss	Weighted Average Shares, Diluted	Net Income per Share, Diluted	Net Loss	Weighted Average Shares, Diluted	Net Income per Share, Diluted
Net loss attributable to Purple Innovation Inc.(1)	$(11,720)	108,409	(0.11)	$(39,228)	107,508	$(0.36)
Assumed exchange of shares(2)	(28)	—		(82)	195
Net loss	(11,748)			(39,310)
Adjustments to arrive at adjusted loss before taxes(3)	90			20,649
Adjusted loss before taxes	(11,658)			(18,661)
Adjusted income tax benefit(4)	3,026			4,833
Adjusted net loss	$(8,632)	108,409	(0.08)	$(13,828)	107,703	$(0.13)

(1)	Represents net loss attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding. For the three months ended September 30, 2025, the Paired Securities are included in the beginning weighted average shares, diluted.

(2)	Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period if not already included in weighted average diluted shares in footnote (1) above. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.

(4)	Represents the estimated effective tax rate of 25.9% for the three months ended September 30, 2025 and 2024, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.

	For the Nine Months Ended
	September 30, 2025			September 30, 2024
	Net Income	Weighted Average Shares, Diluted	Net Income per Share, Diluted	Net Income	Weighted Average Shares, Diluted	Net Income per Share, Diluted
Net loss attributable to Purple Innovation Inc.(1)	$(48,202)	108,191	(0.45)	$(89,418)	107,008	$(0.84)
Assumed exchange of shares(2)	(83)	—		(169)	195
Net loss	(48,285)			(89,587)
Adjustments to arrive at adjusted loss before taxes(3)	4,737			24,762
Adjusted loss before taxes	(43,548)			(64,825)
Adjusted income tax benefit(4)	11,279			16,790
Adjusted net loss	$(32,269)	108,191	(0.30)	$(48,035)	107,203	$(0.45)

(1)	Represents net loss attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding. For the nine months ended September 30, 2025, the Paired Securities are included in the beginning weighted average shares, diluted.

(2)	Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period if not already included in weighted average diluted shares in footnote (1) above. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.

(4)	Represents the estimated effective tax rate of 25.9% for the nine months ended September 30, 2025 and 2024, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.